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                                                                   EXHIBIT 10.17

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406 * INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST THAT IS FILED SEPARATELY WITH THE COMMISSION

                               RESEARCH AGREEMENT

         THIS RESEARCH AGREEMENT, effective the 17th day of June, 1996
(the "Effective Date"), is entered into by and between ALANEX CORPORATION, a California Corporation (hereinafter "Sponsor") and the MOUNT SINAI SCHOOL OF MEDICINE OF THE CITY UNIVERSITY OF NEW YORK, a New York corporation (hereinafter "Mount Sinai").

                                    RECITALS:

         WHEREAS, Sponsor desires to obtain the services of Dr. Stuart Sealfon (the "PRINCIPAL INVESTIGATOR"), a Mount Sinai researcher, and the members of his laboratory at Mount Sinai to conduct research relating to the human GnRH receptor;

         WHEREAS, Sponsor is willing to fund such research and Mount Sinai is willing to perform such research under the terms set forth in this Agreement and an Exclusive License Agreement between the parties of even date herewith (the "EXCLUSIVE LICENSE AGREEMENT"); and

         WHEREAS, Under the Exclusive License Agreement, Mount Sinai grants to Sponsor certain rights to technology developed in the course of the Research Program;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree to the following:

1.       DEFINITIONS

         (A) "FIELD" shall mean the research and development of novel ligands to the GnRH receptor, using the GnRH receptor, for the diagnosis, prevention or treatment of human diseases and disorders.

         (B) "RESEARCH PROGRAM" shall mean the research program described in Exhibit A hereto, as established under Articles 2 through 4 of this Agreement.

         (C) "RESEARCHER OR RESEARCHERS" shall mean individually and collectively the Principal Investigator and such postdocs, graduate students, technicians and other Mount Sinai personnel as the Principal Investigator may designate pursuant to Section 2(b) to conduct work under the Research Program.

                                       1.
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                                               *CONFIDENTIAL TREATMENT REQUESTED

2.       CONDUCT OF THE RESEARCH PROGRAM

         (A) Sponsor hereby engages the services of Mount Sinai as an independent contractor to conduct the Research Program in accordance with the terms of this Agreement. Mount Sinai will use its best efforts to conduct the Research Program. During the term of this Agreement, the Principal Investigator will collaborate with Sponsor in the Field on an exclusive basis; he will not consult, perform work or otherwise engage in activities in the Field with any other for-profit entity. This provision shall not restrict in any manner the Researchers' rights to engage in academic, non-commercial scientific discourse regarding the Field, including applying to the federal government for grants.

         (B) The Principal Investigator shall exercise technical direction of the Research Program. Sponsor shall have the right to consult with the Principal Investigator at times reasonably agreed upon and to comment on the performance of the Research Program. If Dr. Stuart Sealfon becomes unavailable to direct the Research Program for any reason, and if the parties are unable to agree on a suitable replacement within thirty (30) days of notice from Sponsor, Sponsor may terminate this Agreement immediately upon notice.

         (C) Unless Sponsor agrees otherwise in advance, the Principal Investigator shall assign work under the Research Program only to those Researchers who are bound to assign any inventions made by such Researcher in the course of the Research Program (alone or jointly with others) to Mount Sinai. The Principal Investigator shall not disclose to any Researcher any Confidential Information (as defined in Section 7) of Sponsor relating to the structure of ligands to the GnRH receptor (or the activity of such ligands on the GnRH receptor or mutants of such receptor), unless such Researcher agrees in writing not to disclose such Confidential Information to any third party except in accordance with this Agreement or use such information for any purpose other than the Research Program.

3.       PHASE I FUNDING

         Within ten (10) days of the Effective Date, Sponsor shall pay Mount Sinai ******** to fund Phase I of the Research Program. The parties agree that ******* of such amount shall be used directly in the Research Program and the remainder constitutes institutional overhead at the rate of ****************** *****. Promptly upon receipt of such funding, Mount Sinai shall commence Phase I of the Research Program as described on Exhibit A.

4.       PHASE II FUNDING

         (A) Provided that at least one stable transfected cell line described under Phase I on the attached Exhibit A is delivered to Sponsor within six months of the Effective Date, Sponsor shall pay Mount Sinai ******* to fund Phase II of the Research Program. Such

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                                               *CONFIDENTIAL TREATMENT REQUESTED

payment shall be due on or before the date six (6) months from the Effective Date. The parties agree that ******* of such amount shall be used directly in the Research Program and the remainder constitutes institutional overhead at the rate of ************************. Promptly upon receipt of such funding, Mount Sinai will commence Phase II of the Research Program as described on Exhibit A. If the above milestone is not achieved and Sponsor elects not to make the ******* payment, this Agreement shall expire on the date six (6) months from the Effective Date.

         (B) During Phase II of the Research Program, the Principal Investigator shall make himself available to provide reasonable assistance to Sponsor in the preparation of an application for an SBIR grant of approximately ******** relating to further research in the Field.

5.       SPONSOR'S PROGRAM; PHASE III

         Concurrently with the Research Program, Sponsor intends to perform chemical synthesis and pharmacological testing of compounds to initiate studies to discover novel small molecule GnRH receptor agonists or antagonists, using cells transfected with DNA coding for the human GnRH receptor provided by Mount Sinai. If Sponsor identifies a lead drug candidate, the parties anticipate that they may wish to provide for further research to be carried out at Mount Sinai. The parties currently envision that such research might require up to ******** in research funding for up to two years. Prior to the conclusion of the Research Program established under this Agreement, the parties shall meet to discuss the progress of the parties' efforts in this area and the need for further research at Mount Sinai.

6.       REPORTS AND CONFERENCES

         (A) Mount Sinai agrees to keep complete and accurate scientific records of the work conducted under the Research Program and to provide Sponsor, upon request, with access to such records for review during normal business hours upon reasonable notice and subject to confidentiality restrictions. During the Research Program, Mount Sinai will provide Sponsor with informal reports (which may be oral) as reasonably requested by Sponsor. A final written report shall be submitted by Mount Sinai to Sponsor within forty-five (45) days after the completion of the Research Program.

         (B) During the term of this Agreement, the Principal Investigator shall be available to meet with representatives of Sponsor at time and places mutually agreed upon to discuss the Research Program.

                                       3.
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7.       CONFIDENTIAL INFORMATION; PUBLICATION

         (A) All knowledge, know-how, practices, processes or other information disclosed by one party to the other (the "RECEIVING PARTY") hereunder and which is designated in writing as Confidential Information or, if disclosed orally, is reduced to writing within thirty (30) days of disclosure and designated as Confidential Information ("CONFIDENTIAL INFORMATION"), shall be received and maintained by such party in strict confidence and shall not be disclosed to any third party except in accordance with Section 7(b). The Receiving Party shall not use said Confidential Information for any purpose other than those purposes specified in this Agreement. The Receiving Party may disclose Confidential Information for the purposes of this Agreement to affiliates, employees or consultants who are obliged to comply with this confidentiality provision. Sponsor may disclose Confidential Information to potential sublicensees, collaborators, investors or other third parties in connection with commercial transactions, provided that such third parties are required to not disclose such Confidential Information further. This Section 7(a) shall survive for a period of three (3) years from expiration or termination of this Agreement. The nondisclosure obligations of this Section 7(a) shall not apply to Confidential Information which the Receiving Party can establish by competent evidence (i) is in the public domain prior or subsequent to disclosure without breach by the Receiving Party, (ii) was in the Receiving Party's possession at the time of disclosure, (iii) is received by Receiving Party from a third party who has the lawful right to disclose it, (iv) is disclosed as required by law or regulation or with the written consent of the other party or (v) is independently developed by the Receiving Party without the aid or use of such Confidential Information.

         (B) Sponsor recognizes that the publication of papers, including oral presentations and abstracts, regarding the results of the Research Program, subject to reasonable controls to protect Sponsor's Confidential Information, is part of Mount Sinai's academic mission. Accordingly, Mount Sinai shall have the right to disclose the results of the Research Program as follows. At least ten
(10) days before any paper is submitted for publication or any presentation or other disclosure made, a complete version of the substance of such disclosure shall be given to Sponsor. Sponsor shall have ten (10) days to review such paper or presentation in order to identify Confidential Information provided by Sponsor relating to the structure of ligands to the GnRH receptor (or the activity of such ligands on the GnRH receptor or mutants of such receptor) to be deleted from such paper, and/or to require delay of disclosure for up to ninety
(90) days in order to file for patent protection.

8. OWNERSHIP OF INVENTIONS

         All right and title to inventions made by Mount Sinai personnel in the course of the Research Program shall belong to Mount Sinai and shall be subject to the terms and

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conditions of the Exclusive License Agreement. All right and title to inventions made by Sponsor personnel during the term of this Agreement shall belong to Sponsor. All right and title to inventions made jointly by Sponsor and Mount Sinai shall be owned jointly by Sponsor and Mount Sinai and shall be subject to the terms and conditions of the Exclusive License Agreement. Inventorship shall be determined in accordance with U.S. patent laws.

9.       TERM AND TERMINATION

         (A) This Agreement shall become effective upon the date first written above and shall continue until the final written report described in Section 6(a) is delivered to Sponsor, unless it expires early pursuant to Section 4(a).

         (B) Sponsor may terminate this Agreement as provided in Section 2(b). In such event, Mount Sinai shall reimburse to Sponsor all funds provided hereunder except to the extent such funds have already been expended or committed (without the ability to cancel) in performing the Research Program.

         (C) Either party may terminate this Agreement for material breach by the other party upon thirty (30) days written notice to the breaching party; provided that such termination shall not be effective if such breach is cured during such thirty (30) day period. In the event of termination by Sponsor pursuant to this subsection (c), Mount Sinai shall reimburse to Sponsor all funds provided hereunder except to the extent such funds have already been expended or committed (without the ability to cancel) in performing the Research Program.

         (D) Upon any expiration or termination of this Agreement, Section 7 and all accrued rights and obligations shall survive.

10.      USE OF NAME

         Sponsor agrees that it will not use the name, trademark or any other identifier of Mount Sinai in any advertising or promotion without the prior approval of Mount Sinai, except to disclose the existence of this Agreement and as otherwise required by law.

11.      INDEMNIFICATION AND INSURANCE

         Alanex agrees to indemnify, hold harmless and defend Mount Sinai, its trustees, officers, medical and professional staff, the Principal Investigator, employees, students and agents, and their respective successors and assigns (the "Indemnitees"), against any liability, damage, loss or expense (including reasonable attorneys fees and expenses of litigation) incurred or imposed upon Indemnitees in connection with any claims, suits, actions, demands or judgments resulting or arising out of the Research Program. Alanex

                                       5.
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or its sublicensees agree to carry and keep in force commercial general liability insurance of not less than $1 million per occurrence and $2 million in aggregate to cover liability for damages on account of bodily or personal injury or death to any person or damage to property of any person. In addition, Alanex or its sublicensees shall keep in force product liability insurance of not less than $2 million per occurrence and $4 million in aggregate prior to any commercial distribution of any products arising out of the Research Program; provided, however, such limits shall be increased in Mount Sinai can demonstrate that higher amounts are customary for businesses the size of Alanex or engaged in the businesses in which Alanex is engaged. Mount Sinai will be named as an additional insured on any such insurance and such insurance shall not be canceled without at least thirty (30) days notice to Mount Sinai. Alanex shall provide a certificate of insurance evidencing that all required coverage is in effect stating the limits of such coverage. Such insurance shall be written to include coverage for any claims incurred in connection with Alanex's activities under the Research Program, regardless of when such claims are brought. Mount Sinai shall promptly notify Alanex of any claim for which Mount Sinai may seek indemnification under this Section 11. Alanex shall have the right to control the defense of such claim and may enter into any settlement that does not adversely affect the rights of Mount Sinai. Mount Sinai shall fully cooperate with Alanex in the defense of such claim, with out-of-pocket costs reimbursed by Alanex as part of the indemnification.

12.      NOTICES

         All notices or communications to either party by the other party shall be delivered personally or sent by first-class or express mail, postage prepaid, addressed to such party at the following addresses for each and shall be deemed given on the date so delivered.

         If to Mount Sinai,

         Mount Sinai School of Medicine of
           the City University of New York
         One Gustave L. Levy Place
         New York, New York 10029-6574
         Attn:  Director, Office of Science

                 and Technology Development

         If to Sponsor,

         Alanex Corporation
         3550 General Atomics Court
         San Diego, CA  92121
         Attn:  Chief Executive Officer

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13.      ASSIGNMENT

         Neither party to this Agreement may assign or transfer any rights or obligations arising from this Agreement without the prior written consent of the other party, not to be unreasonably withheld; provided, however, that Sponsor may assign all of its rights and obligations under this Agreement in connection with a merger, sale of assets or other transaction involving a change of control of the line of Sponsor's business to which this Agreement relates.

14.      ENTIRE AGREEMENT; AMENDMENTS

         The Agreement sets forth all the promises, conditions, understandings and agreements between the parties relative to the subject matter hereof, and there are no promises, conditions, understandings or agreements, oral or written, between the parties relative to the subject matter hereof other than as set forth herein. This Agreement may only be modified or amended by a written agreement signed by both parties.

15.      CHOICE OF LAW; COUNTERPARTS

The Agreement shall be governed by and construed in accordance with the laws of the State of California, as applied to contracts entered into between California residents and performed entirely within California. This Agreement may be executed in two or more counterparts, all of which together shall constitute one original.

MOUNT SINAI SCHOOL OF MEDICINE
OF THE CITY UNIVERSITY OF NEW YORK  ALANEX CORPORATION

By: /s/ ILLEGIBLE                                  By: /s/ MARVIN R. BROWN
   ----------------------                             --------------------------

Title: Dean                                        Title: President
      -------------------                                -----------------------

Date: May 24, 1996                                 Date:  6/14/96
     --------------------                               ------------------------


Acknowledged by:


/s/ STUART SEALFON
- -------------------------
DR. STUART SEALFON

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                                               *CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT A

                                RESEARCH PROGRAM

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